UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2023

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road
Estero, Florida 33928
239-301-7000
(Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

Not Applicable
Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
	Title of Each Class		Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock	Par value $0.01 per share	HTZ	The Nasdaq Stock Market LLC
Hertz Global Holdings, Inc.	Warrants to purchase Common Stock	Each exercisable for one share of Hertz Global Holdings, Inc. common stock at an exercise price of $13.80 per share, subject to adjustment	HTZWW	The Nasdaq Stock Market LLC
The Hertz Corporation	None		None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Hertz Global Holdings, Inc. and The Hertz Corporation have determined that an administrative error occurred in connection with the filing of a Current Report on Form 8-K that was originally filed with the Securities and Exchange Commission on September 22, 2023 (the "Original Report"). This amendment to the Original Report (this "Amendment") is being filed solely for the purpose of including the conformed signature to the Original Report. Except for the foregoing, this Amendment does not modify or update any disclosure contained in the Original Report.

Item 1.01 Entry into a Material Definitive Agreement.

European ABS Amendments

On September 22, 2023, affiliates of Hertz Global Holdings, Inc. and The Hertz Corporation (“Hertz”) entered into amendments to the securitization platform for financing activities relating to such affiliates' vehicle fleets in France, the Netherlands, Germany, Spain, and Italy (the “European ABS”) to (i) increase the aggregate maximum borrowings thereunder from €1.1 billion to €1.2 billion, (ii) extend the maturity from November 2024 to March 2026, and (iii) make other amendments and revisions that provide for operating flexibility (the “Amendments”).

Pursuant to the European ABS, International Fleet Financing No. 2 B.V. (the “IFF No. 2”), an indirect, special purpose subsidiary of Hertz, is party to an issuer facility agreement originally dated September 25, 2018 between, among others, IFF No. 2, Hertz Europe Limited (as Administrator), BNPP Paribas Trust Corporation UK Limited (as Security Trustee), and Credit Agricole Corporate and Investment Bank (as Administrative Agent) (the “Issuer Facility Agreement”), which includes defined terms as set forth in a Master Definitions and Constructions Agreement (the “MDCA”). IFF No. 2’s proceeds from the Issuer Facility Agreement are made available on a revolving basis to certain special purpose fleet subsidiaries of Hertz (the “Fleet Companies”) for their purchases of rental vehicles, and those vehicle fleets serve as the underlying collateral for the Issuer Facility Agreement. Certain of Hertz’s international operating subsidiaries lease the vehicles from the Fleet Companies for rental to customers. In connection with the Amendments, each of the Issuer Facility Agreement and the MDCA were amended effective as of September 22, 2023.

The foregoing descriptions of the amendments to the Issuer Facility Agreement and the MDCA are qualified in their entirety by reference to Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, which are incorporated by herein by reference.

Item 9.01	Financial Statements and Exhibits.
Exhibit	Description
10.1
Amended and Restated Issuer Facility Agreement as amended and restated on September 22, 2023, by and among International Fleet Financing No. 2 B.V., Hertz Europe Limited, Credit Agricole Corporate and Investment Bank, certain committed note purchasers, conduit investors and funding agents named therein, and BNP Paribas Trust Corporation U.K. Limited.

10.2
Amended and Restated Master Definitions and Constructions Agreement as amended and restated on September 22, 2023, by and among International Fleet Financing No. 2 B.V., Hertz Automobielen Nederland B.V., Stuurgroep Fleet (Netherlands) B.V., Hertz France S.A.S., RAC Finance S.A.S., Hertz De Espana SLU, Hertz Autovermietung GMBH, Hertz Fleet Limited, Eurotitrisation S.A., BNP Paribas, BNP Paribas, Italian Branch, BNP Paribas S.A., Hertz Italiana S.R.L., IFM SPV S.R.L., Hertz Fleet Italiana S.R.L., Credit Agricole Corporate and Investment Bank, Hertz Europe Limited, The Hertz Corporation, BNP Paribas, Luxembourg Branch, TMF SFS Management BV, TMF France Management SARL, TMF France SAS, KPMG Advisory SAS, BNP Paribas Trust Corporation UK Limited, BNP Paribas S.A., Dublin Branch, BNP Paribas S.A., Netherlands Branch, Banca Nazionale Del Lavoro S.P.A., Sanne Trustee Services Limited, certain committed note purchasers, conduit investors and funding agents named therein, Hertz Holdings Netherlands 2 B.V. and Hertz International Limited.

104.1	Cover page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(each, a Registrant)

By:	/s/ Colleen Batcheler
Name:	Colleen Batcheler
Title:	Executive Vice President, General Counsel and Secretary
Date: September 26, 2023